SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 1996

                             INFINITE MACHINES CORP.
                             -----------------------
             (Exact name of Registrant as specified in its charter)

          DELAWARE                  0-21816                  52-1490422
- --------------------------------------------------------------------------------
(State or other jurisdiction      (Commission              (IRS Employer
      of incorporation)           File Number)           Identification No.)

        923 Incline Way #9, P.O. Box 8219, Incline Village, Nevada 89452
        ----------------------------------------------------------------
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (701) 831-4680

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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

Item 2: Acquisition or Disposition of Assets

     On August 26, 1996 Infinite Machines Corp. (the "Registrant") acquired a preferred stock interest (the "Preferred Stock") in Spectra Acquisition Corp., a Delaware corporation ("Spectra"). The aggregate consideration paid for the Preferred Stock was $2.7 million plus the transfer of certain technology rights which the Registrant has licensed from Brown University Research Foundation. The cash portion of the purchase price was paid 50% in cash and 50% in a non-interest bearing promissory note due on or about September 30, 1996. The Preferred Stock represents in excess of 51% of the voting power of Spectra. Pursuant to a Stockholders' Agreement, the Registrant shall have the right to designate two out of five directors of Spectra so long as it maintains at least 25% of the its Preferred Stock investment.

     Spectra, whose operations are based in Warwick, Rhode Island, recently consummated its acquisition of the operating assets of Spectra Science Corporation. Spectra is a materials company with a worldwide license to a patented platform technology called Laser Paint which can transform materials such as plastics, liquids and powders into lasers for commercial application. Spectra will also commercialize the licensed technology it has acquired from the Registrant in the area of direct laser patterning of glasses.


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

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statement of Business Acquired
     (b)  Pro Forma Financial Information:

          The Registrant has determined that it is impracticable to provide the financial statements and pro forma financial data required by the provisions of Item 7 of Form 8-K with this Report. Such information will be filed on a Form 8-K/A not later than sixty (60) days after this Report on Form 8-K was due.

     (c)  Exhibits:

          A Spectra Acquisition Corp. - Series A Convertible Preferred Stock Purchase Agreement dated as of August 23, 1996.

          B. Spectra Acquisition Corp. - Stockholders' Agreement dated as of August 23, 1996


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       INFINITE MACHINES CORP.


                                       By: /s/ Clifford J. Brockmyre
                                           -------------------------------------
                                           Clifford J. Brockmyre, President


Dated:  September 9, 1996


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

                                                                       Exhibit A

                            SPECTRA ACQUISITION CORP.
                      SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  Terms of Purchase .................................................       1

    1.1     Issuance of Securities ....................................       1
    1.2     Payment ...................................................       2
    1.3     Terms of Series A Preferred ...............................       3
    1.4     Founder Common Stock ......................................       3
    1.5     Management Options ........................................       3
    1.6     Reserved Shares of Common Stock ...........................       3
    1.7     Closing ...................................................       3
    1.8     Use of Proceeds ...........................................       4
    1.9     Transfer of IMC Rights to Technology ......................       4
    1.10    Payment of Expenses .......................................       4
    1.11    Definitions ...............................................       4

2.  Representations and Warranties of the Company .....................       4

    2.1     Organization and Qualification ............................       4
    2.2     Subsidiaries ..............................................       5
    2.3     Authorization of Transaction ..............................       5
    2.4     Governmental Approvals ....................................       6
    2.5     Capitalization ............................................       6
    2.6     Financial Statements ......................................       7
    2.7     Absence of Certain Changes ................................       7
    2.8     Properties ................................................       7
    2.9     Contracts and Commitments .................................       7
    2.10    Compliance with Other Instruments .........................       8
    2.11    Litigation and Bankruptcy Proceedings .....................       8
    2.12    Licenses and Other Rights; Compliance .....................       9
    2.13    Sales of Securities; Exemption ............................       9
    2.14    Employees .................................................       9
    2.15    Brokers or Finders ........................................      10
    2.16    Investments in Other Persons ..............................      10
    2.17    Transactions with Affiliates ..............................      10
    2.18    Benefit Plans .............................................      10
    2.19    Insurance .................................................      11
    2.20    Additional Representations ................................      11



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

                                                                           Page
                                                                           ----
3.  Representations and Warranties of the Investors ...................      11

    3.1     Authorization of Transaction ..............................      11
    3.2     Investment Representations ................................      11
    3.3     Restrictive Legend ........................................      12
    3.4     Brokers or Finders ........................................      12
    3.5     Regulation S ..............................................      12

4.  Affirmative Covenants of the Company ..............................      12

    4.1     Payment of Taxes and Trade Debt ...........................      13
    4.2     Reporting Requirements ....................................      13
    4.3     Inspection ................................................      14
    4.4     Maintenance of Insurance ..................................      14
    4.5     Preservation of Corporate Existence, Etc ..................      14
    4.6     Licenses and Other Rights; Compliance with laws ...........      15
    4.7     Keeping of Records and Books of Account ...................      15
    4.8     Maintenance of Properties .................................      15
    4.9     Compliance with ERISA .....................................      15
    4.10    Directors' and Officers' Liability Insurance ..............      15
    4.11    Further Assurance .........................................      15
    4.12    Nomination of Directors ...................................      15
    4.13    Meetings of Directors; Expenses of Directors ..............      15
    4.14    Board Committees ..........................................      16

5.  Negative Covenants of the Company .................................      16

    5.1     Dealings with Affiliates ..................................      16
    5.2     U.S. Real Property Holding Corporation ....................      16

6.  Further Covenants of the Company ..................................      16

    6.1     Reservation of Common Stock ...............................      16
    6.2     Indemnification ...........................................      16

7.  Conditions To Investors' Obligations ..............................      16

    7.1     Consents and Waivers ......................................      17
    7.2     Certificates of Company ...................................      17
    7.3     Representations and Warranties ............................      17
    7.4     Certified Governing Documents .............................      17
    7.5     Filing of Certificate of Designation ......................      17
    7.6     Stockholders' Agreement ...................................      17

                                                                           Page
                                                                           ----
    7.7     Registration Rights Agreement .............................      18
    7.8     Opinion of Company's Counsel ..............................      18
    7.9     Certificates and Legends ..................................      18
    7.10    Employment Agreements .....................................      18
    7.11    Assignment of IMC License .................................      18

8.  Preemptive Rights .................................................      18

9.  Definitions and Accounting Terms ..................................      20

    9.1     Certain Defined Terms .....................................      20
    9.2     Accounting Terms ..........................................      22

10. Miscellaneous .....................................................      22

    10.1    Amendment .................................................      22
    10.2    Indemnification ...........................................      23
    10.3    Notices ...................................................      23
    10.4    Severability ..............................................      23
    10.5    Delays or Omissions; Waiver ...............................      23
    10.6    Governing Law .............................................      24
    10.7    Captions ..................................................      24
    10.8    Counterparts ..............................................      24
    10.9    Prior Agreements ..........................................      24
    10.10   Survival of Representations, Warranties and Covenants .....      24
    10.11   Binding Effect; Assignment ................................      24
    10.12   Successor Holders .........................................      24
    10.13   Reliance ..................................................      24
    10.14   Costs and Expenses ........................................      25

SCHEDULES

Schedule 1.1:   Schedule of Investors
Schedule 2.5:   Current Capitalization
Schedule 2.6:   Financial Statements
Schedule 2.9:   Contracts and Commitments
Schedule 2.11:  Litigation and Bankruptcy Proceedings
Schedule 2.18:  Benefit Plans

EXHIBITS

Exhibit A:      Certificate of Designation
Exhibit B:      Founder Common Stock Purchase Agreement
Exhibit 1.2A:   Form of Promissory Note
Exhibit 1.2B:   Form of Pledge Agreement
Exhibit 2.1A:   Certificate of Incorporation of the Company
Exhibit 2.1B:   By-Laws of the Company
Exhibit 7.6:    Form of Stockholders' Agreement
Exhibit 7.7:    Form of Registration Rights Agreement

                            SPECTRA ACQUISITION CORP.

                      SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

     THIS AGREEMENT, dated as of August 23, 1996, is made by and between Spectra Acquisition Corp., a Delaware corporation having its principal place of business at 300 Metro Center Boulevard, Warwick, Rhode Island 02886 (the "Company"), Infinite Machines Corp., a Delaware corporation having its principal place of business at One Industrial Drive South, Smithfield, Rhode Island ("IMC"), Pillar Investment Limited, a representative of the Pillar Investors as defined herein ("Pillar Group"), the persons named as Initial Pillar Investors on Schedule 1.1 hereto and any persons described below as Spectra Investors or Additional Pillar Investors whose names may in the future be added to Schedule 1.1 in accordance with the terms of this Agreement (collectively, the "Investors").

     WHEREAS, the Company wishes to issue and sell and the Investors wish to purchase the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred") upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

1.   Terms of Purchase.

     1.1. Issuance of Securities.

     (a) First Round Investors. At the First Closing, as defined below, the Company shall issue and sell to IMC and the Initial Pillar Investors as those Investors are identified on Schedule 1.1 hereto and are collectively referred to as "First Round Investors" and such First Round Investors shall purchase, an aggregate of 3,136,000 shares of Series A Preferred at a price of One Dollar ($1.00) per share (the "Purchase Price"). Each First Round Investor shall purchase that number of shares of Series A Preferred set forth opposite its name on Schedule 1.1 hereto for the aggregate purchase price specified thereon.

     (b) Additional Pillar Investors. On or before the earlier of (a) 30 days after the First Closing Date, or (b) September 30, 1996, the Company shall issue and sell to either (i) Pillar Group or (ii) such other additional investors as Pillar Group shall designate (such additional Pillar Investors, whether Pillar Group or the designated investors, shall hereafter be referred to as the "Additional Pillar Investors" and shall be so identified on Schedule 1.1 hereto) and the Additional Pillar Investors shall purchase 436,000 shares of Series A Preferred at a price equal to the Purchase Price.

     (c) Spectra Investors. Immediately following the First Closing, the Company shall offer to sell up to 435,294 shares of Series A Preferred at a price equal to the Purchase Price to certain shareholders of Spectra Science Corporation. The Company shall issue Series A Preferred to those shareholders of Spectra Science Corporation who accept the aforementioned offer (the "Spectra Investors") at the Second Closing referenced below, upon the terms and conditions set forth in this Agreement, a counterpart of which shall be duly executed by each such Investor. Execution of a counterpart of this Agreement as aforesaid shall have the effect of amending this Agreement to add the Spectra Investors as parties hereto with all rights and obligations of an Investor hereunder, and Schedule 1.1 hereof shall likewise be amended to reflect the addition of the Spectra Investors. The Spectra Investors shall be deemed to have executed this Agreement as of the date hereof and the sale of Series A Preferred to the Spectra Investors shall be deemed to have occurred as of the First Closing Date (as herein defined below).

     (d) Consulting Shares. Pillar Group may be issued from time to time an aggregate of 228,000 shares of Series A Preferred, valued at One Dollar ($1.00) per share, under the terms of a consulting agreement memorialized in the Term Sheet referenced in Section 1.10 below.

     1.2. Payment.

     Payment of the Promissory Note described in subsection (a) and for all of the Series A Preferred being issued in the First Closing or the Second Closing shall be made by (i) bank or cashier's check or (ii) wire transfer of immediately available funds.

     (a) IMC. At the First Closing, IMC (a) shall pay an amount equal to $.50 per share of Series A Preferred purchased (the "Cash Installment"), which shall be an aggregate amount equal to the First Closing amount set forth opposite IMC's name on Schedule 1.1 hereof, less any amount previously deposited with the Company by IMC as referenced in Schedule 1.1 hereto; and (b) shall issue a non-interest bearing note to the Company in the principal amount of One Million Three Hundred and Fifty Thousand Dollars ($1,350,000) (the "Promissory Note") in substantially the form of Exhibit 1.2A hereto, which is to be paid in full on or before the earlier of (i) 30 days after the First Closing Date or (ii) September 30, 1996. In addition, IMC shall execute and deliver to the Company a Stock Pledge Agreement (the "Pledge Agreement") in substantially the form of Exhibit 1.2B hereto, pursuant to which IMC pledges as collateral its shares of Series A Preferred purchased hereunder. The Company shall maintain possession of the certificate representing those shares until the Promissory Note is paid in full.

     (b) Pillar Investors. At the First Closing, each Pillar Investor identified as an Initial Pillar Investor on Schedule 1.1 hereof shall pay the full Purchase Price for the Series A Preferred being purchased by that Investor, less any amount previously deposited with the Company by that Investor as referenced in
Schedule 1.1 hereto, which amount shall be credited in full against the aggregate Purchase Price. On or before the earlier of (a) 30 days after the First Closing Date, or (b) September 30, 1996, the Additional Pillar Investors shall pay the full purchase price for the Series A Preferred being purchased by that Investor. Upon full payment by the Additional Pillar Investors, the signature page and Schedule 1.1 hereto shall be amended to reflect the addition of these Investors.

     (c) Spectra Investors. At the Second Closing, each Spectra Investor shall pay the full Purchase Price for the Series A Preferred being purchased by that Investor, and Schedule 1.1 shall thereupon be updated to reflect that investment and the signature pages to this Agreement shall be amended.

     1.3. Terms of Series A Preferred. The Series A Preferred shall have the terms and conditions set forth in the Certificate of Designation (the "Certificate of Designation") a copy of which is attached to this Agreement as Exhibit A, and the terms of which are incorporated herein by reference.

     1.4. Founder Common Stock. The Company has issued at par value an aggregate of 794,118 shares of its Common Stock, $.01 par value per share, to Nabil Lawandy, the founder of and President and Chief Executive Officer of the Company, pursuant to the terms of the Founder Stock Purchase Agreement attached hereto as Exhibit B. The Founder Stock Purchase Agreement also provides for the issuance to Mr. Lawandy of options (the "Founders Options") to purchase additional shares of Common Stock under the terms and conditions stated therein.

     1.5. Management Options. The Company will from time to time issue options ("Initial Management Options") to purchase up to an aggregate of not less than 264,706 shares of Common Stock to members of the Company's management team pursuant to a management option plan to be adopted by the Compensation Committee of the Board of Directors of the Company within a reasonable time following the Closing.

     1.6. Reserved Shares of Common Stock. The Company has authorized and reserved for the purpose of issuance upon conversion of the Series A Preferred, and covenants to continue to reserve, a sufficient number of shares of its Common Stock, $.01 par value per share (the "Common Stock"), to satisfy fully the rights of conversion of holders of shares of Series A Preferred outstanding from time to time.

     1.7. Closing.

     (a) First Closing. The First Closing shall be held at the offices of Warner & Stackpole LLP, 75 State Street, Boston, Massachusetts 02109 at 10:00 a.m. Boston time on August __, 1996 (the "First Closing Date") or at such other time and date as may be agreed upon by the Company and the First Round Investors. At the First Closing, subject to the provisions of Section 1.2 above, the Company shall deliver a certificate registered in the name of each First Round Investor representing the number of shares of Series A Preferred being purchased by such Investor.

     (b) Second Closing. The Second Closing shall be held at the offices of Warner & Stackpole LLP at such time and date as may be agreed upon by the Company and the Spectra Investors referenced in Section 1.1(b) hereof, but in any event not later than September 30, 1996 (the "Second Closing Date"). At the Second Closing, the Company shall deliver a certificate registered in the name of each Spectra Investor and each Additional Pillar Investor representing the number of shares of Series A Preferred being purchased by such Investor, against payment in full of the aggregate Purchase Price therefor.

     1.8. Use of Proceeds. The Company shall use the proceeds of the sale of the Series A Preferred to finance the acquisition of substantially all of the assets of Spectra Science Corporation pursuant to that certain Asset Purchase Agreement dated July 15, 1996 between the Company and Spectra Science Corporation, a copy of which has been previously delivered to representatives of the Investors, and for the working capital purposes of the Company, including payment of expenses relating to this Agreement.

     1.9. Transfer of IMC Rights to Technology. IMC shall assign to the Company all of its rights and responsibilities under that certain License Agreement dated June 18, 1996 and that certain Research Agreement dated June 28, 1996, each between HGG Laser Fare, Inc., a wholly-owned subsidiary of IMC, and Brown University. Immediately following full payment of the Promissory Note pursuant to Section 1.2(a) hereof, the Company shall pay to IMC or its subsidiary, as reimbursement, an amount equal to the aggregate payments IMC or such subsidiary has made to Brown University to that date under such agreements, including an amount equal to the fair market value on the date of issuance of the 10,000 shares of common stock of IMC issued to Brown thereunder.

     1.10. Payment of Expenses. Each of the parties to this Agreement shall pay its own legal fees and disbursements incurred in connection with the transactions contemplated herein. Notwithstanding the foregoing, Infinite Machines Corp. ("IMC") and Pillar Group, each an Investor, previously deposited an aggregate of $200,000 (the "Advance Payment") with Warner & Stackpole LLP, as escrow agent for the Company. Pursuant to a certain Summary of Investment and Acquisition Terms dated as of June __, 1996 executed by IMC and Pillar Group (the "Term Sheet"), $34,000 of those escrowed funds were used by the Company to pay consulting fees to Nabil Lawandy and to make certain rent deposits on behalf of the Company. The entire Advance Payment made by IMC, including its pro rata share of the amounts paid out as set forth in the preceding sentence, has been credited for purposes of this Agreement against the cash payment portion of the Purchase Price. The entire Advance Payment made by Pillar Group, including a similar pro rata portion, has been credited against the purchase price payable hereunder for Series A Preferred by HK Properties and Ibrahim Muhanna

     1.11. Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 9 of this Agreement.

2.   Representations and Warranties of the Company.

     To induce the Investors to enter into this Agreement, the Company represents and warrants to the Investors that the following are true and correct as of the First Closing Date:

     2.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its property, to carry on its business as now being conducted and as proposed to be conducted, and to carry out the transactions contemplated hereby. The copies of the Company's Charter and By-Laws and all amendments thereto, furnished contemporaneously herewith as
Exhibit 2.1A and Exhibit 2.1B respectively, are complete and correct as of the Closing Date. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify or be licensed could have a material adverse effect upon the Company, its assets, business, operations or financial condition. The Company was organized in July 1996 for the purpose of acquiring the assets of Spectra Science Corporation ("Old Spectra") pursuant to an Asset Purchase Agreement dated as of July 15, 1996 (the "Acquisition Agreement") by and between the Company and Old Spectra. The Company has not transacted any business other than
(i) in pursuit of such acquisition; (ii) in the negotiation and execution of a development agreement with Textile Rental Services Association of America, an Illinois not-for-profit trade association, as referenced on Schedule 2.9 hereof; and (iii) as contemplated herein.

     2.2. Subsidiaries. The Company has no subsidiaries and does not control nor is it controlled by any other corporation, association or business organization, directly or indirectly.

     2.3. Authorization of Transaction. The Company has full corporate power and authority to enter into this Agreement, the Stockholders' Agreement and the Registration Rights Agreement, to offer, issue, sell and deliver the Series A Preferred as designated in the Certificate of Designation, and to perform its other obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, and each other agreement, document and instrument to be executed and delivered to the Investors in connection herewith, have been duly authorized by all necessary corporate or other action of the Company, and this Agreement and such other documents and instruments, when executed and delivered, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms; subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors rights generally and to the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought. The issuance, sale and delivery of the Series A Preferred in accordance with this Agreement and the issuance, sale and delivery of the Common Stock (the "Underlying Common"), into which Series A Preferred is convertible in accordance with the Certificate of Designation have been duly authorized by all necessary corporate action on the part of the Company. When issued in accordance with this Agreement and the applicable terms of the Company's Charter, as amended by the Certificate of Designation, the Series A Preferred and the Underlying Common, as the case may be, will be duly and validly issued, fully paid and nonassessable, free of any liens or restrictions, voting or otherwise, imposed by or through the Company, except as set forth in this Agreement, the Registration Rights Agreement or under applicable securities laws. Except as set forth herein, the issuance of the Series A Preferred and the Underlying Common will not be subject to preemptive or other preferential rights or similar statutory or contractual rights either arising pursuant to any agreement or instrument to which the Company is a party or which are otherwise binding on the Company. The shares of Series A Preferred and the Underlying Common are sometimes collectively referred to herein as the "Series A Shares."

     2.4. Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, was, is or will be necessary or appropriate for the execution and delivery by the Company of this Agreement or any of the other agreements, documents and instruments to be executed and delivered by the Company in connection herewith, for the offer, issuance, sale and delivery of the Series A Shares to the Investors or for the performance by the Company of its obligations under this Agreement and pursuant to the terms of the Series A Shares.

     2.5. Capitalization. The authorized capital stock of the Company consists of (a) 5,000,000 shares of Preferred Stock, $.01 par value, of which 4,235,294 have been designated as Series A Convertible Preferred Stock, (i) 3,136,000 of which will be issued and outstanding upon consummation of the First Closing contemplated herein; (ii) 436,000 of which are reserved for issuance at the Second Closing to the Additional Pillar Investors; (iii) 435,294 of which are reserved for issuance at the Second Closing to the Spectra Investors; and (iv) 228,000 of which are reserved for issuance pursuant to the Pillar Consulting Agreement; and (b) 10,000,000 shares of Common Stock, $.01 par value, (i) 794,118 of which are issued and outstanding; (ii) 4,235,294 of which are reserved for issuance upon conversion of the Series A Preferred issued or reserved for issuance as referenced above; and (iii) 264,706 of which are reserved for issuance to members of the Company's management team under the circumstances described in Section 1.5 hereof. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the persons named as stockholders in Schedule 2.5 hereto. None of the Company's capital stock is entitled to cumulative voting rights. There are no outstanding warrants, options, conversion privileges or other rights to purchase or acquire any of the authorized but unissued Common Stock or Series A Preferred, or any other equity security, or security having any equity features, of the Company, except pursuant to the terms of the Founder Common Stock Purchase Agreement and the Pillar Consulting Agreement. The Company has no obligation, contingent or otherwise, to issue or to purchase shares of its capital stock or securities convertible into or evidencing any right to acquire shares of its capital stock, or to pay any dividend or make any other distribution in respect thereof, except as provided in this Agreement, the Founder Common Stock Purchase Agreement or in the Charter, or pursuant to certain warrants to be issued to Old Spectra under the terms of the Acquisition Agreement. Except as provided in this Agreement and the Founder Common Stock Purchase Agreement, no stockholder has any preemptive or similar right to acquire additional shares of capital stock, and except as provided in the Stockholders' Agreement, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state, federal and foreign securities laws. Other than pursuant to the Registration Rights Agreement, no person has demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933 relating to any securities of the Company or any right to participate in any such registration. The Common Stock and the Series A Preferred have the powers, preferences and relative participating, optional and other special rights, qualifications, limitations and restrictions, if any, set forth in the Company's Charter, as amended by the Certificate of Designation. To the Company's knowledge, no stockholder of the Company has granted options or other rights to any other person to purchase from such stockholder any shares of capital stock of the Company, except as provided in the Stockholders' Agreement. Except as specifically described in this Agreement, there are no agreements or understandings, written or oral, between the Company and any holder of its securities or, to the best knowledge of the Company, among any holders of its securities, relating to the pledge, acquisition, disposition or voting of the securities of the Company.

     2.6. Financial Statements. The Company has furnished each Investor with an unaudited balance sheet of the Company as at July 31, 1996, and related unaudited statements of income, changes in stockholders' equity and cash flow of the Company for the period commencing on the date of incorporation of the Company and ending on July 31, 1996 (collectively, the "Financial Statements"). The Financial Statements are attached hereto as Schedule 2.6. The Financial Statements are true and correct in all material respects, are in accordance with all of the books and records of the Company, fairly and accurately present in all material respects the financial position of the Company as at the dates referenced above and the statements of income, changes in stockholders equity and cash flow of the Company for the referenced period, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (provided that the unaudited financial statements may not contain all of the footnotes required by GAAP and are subject to normal year-end adjustments). The Company has no material liability, contingent or otherwise, not adequately reflected in or reserved against in the Financial Statements or in the notes thereto, or disclosed on Schedule 2.6 herein, nor does the Company have any reasonable grounds to know of any such liability. The Company has furnished to IMC and Pillar Group, a representative of certain Pillar Investors, a copy of the Acquisition Agreement and the financial statements of Old Spectra included therein. The Company makes no representation or warranty with respect to the financial statements of Old Spectra attached to or referenced in the Acquisition Agreement.

     2.7. Absence of Certain Changes. Since the date of the unaudited balance sheet referenced in Section 2.6 above, there has been no event, development or condition of any type that has had or is reasonably likely to have a material adverse effect on or that has materially and adversely affected the Company, or its business, prospects, condition, affairs, operations, properties or assets.

     2.8. Properties. The Acquisition Agreement has been executed and delivered by the Company and Old Spectra, and upon closing of the acquisition as contemplated therein, the Company will acquire the assets of Old Spectra referenced in the Acquisition Agreement. Except for rights under that certain license agreement to be assigned by IMC to the Company as referenced in Sections
1.9 and 7.11 hereof, the Company has no other material properties.

     2.9. Contracts and Commitments. Except for the Acquisition Agreement and as otherwise set forth in Schedule 2.9, the Company is not a party to any material contract, obligation or commitment (i) involving aggregate future payment by the Company of more than $20,000, which is not terminable by the Company on sixty days' notice or less, or (ii) that is otherwise material to the business of the Company (collectively, the "Material Agreements"). Except as set forth on
Schedule 2.9, the Company has no employment contracts, deferred compensation agreements or bonus, incentive, profit-sharing or pension plans currently in force and effect, or any understanding with respect to any of the foregoing. No default or defaults by the Company (without regard to notice or lapse of time or both) exist in the due performance by it, or to the knowledge of the Company by the other party or parties thereto, of any term, covenant or condition of any contract to which the Company is a party that individually or in the aggregate could have a material adverse effect on the business, assets, operations or financial condition of the Company. All of the Material Agreements are in full force and effect.

     2.10. Compliance with Other Instruments. The Company is in compliance with all material obligations, agreements and conditions contained in any contract or agreement of the Company, the lack of compliance with which would afford to any Person the right to accelerate any material indebtedness or terminate any material right or agreement of the Company. None of the execution, delivery and performance of this Agreement and each other agreement, document and instrument to be entered into by the Company in connection with the transactions contemplated hereby, and the issuance, sale and delivery of the Series A Shares and compliance with the provisions thereof by the Company will (i) conflict with or constitute or result in a breach or a violation of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, the Charter or By-Laws, or of any agreement, license, indenture, mortgage, deed of trust, lease or other instrument or agreement by which the Company is bound or to which the Company or any of its assets or properties is subject, or (ii) result in a violation of any decree or order of any court or other agency of government, or any law, statute or regulation, binding upon or applicable to the Company, or (iii) result in the creation or imposition of any lien, security interest, charge or encumbrance upon any property, assets or capital stock of the Company. The Company is in compliance in all respects with the provisions of its Charter and By-Laws.

     2.11. Litigation and Bankruptcy Proceedings. Except as set forth in
Schedule 2.11 hereof, no action, proceeding or governmental inquiry or investigation (a "Proceeding") before any court, arbitrator or tribunal or administrative or other governmental agency, is (a) pending, or to the knowledge of the Company, threatened against the Company or, to the best of the Company's knowledge, any of its officers, directors or employees (in their capacity as such) or affecting any of its owned or leased assets, or (b) to the knowledge of the Company, pending or threatened against any consultant or shareholder of the Company (in their capacity as such) or affecting any of its other assets, nor is the Company aware of any such threatened or contemplated Proceeding, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which it is reasonably likely that any such Proceeding might properly be instituted. There is no pending, threatened or contemplated Proceeding by the Company against others. The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, and, except as set forth in
Schedule 2.11 hereof, there are no actions or proceedings pending or threatened (or any basis therefor known to the Company) which might call into question the validity of this Agreement, any of the Series A Shares or any action taken, required to have been taken, or to be taken pursuant hereto or thereto. The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other law or statute of the United States or any other jurisdiction.

     2.12. Licenses and Other Rights; Compliance. The Company has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted and as planned to be conducted. The Company is in compliance in all respects under each, and the transactions contemplated by this Agreement will not cause a violation under any, of such franchises, permits, licenses or other rights and privileges. The Company is in compliance in all material respects with all laws and governmental rules and regulations applicable to its businesses, properties and assets and to the systems and services provided or sold by it, including, without limitation, all such laws, rules and regulations relating to fair employment and anti-discrimination practices, public or employee safety, insurance regulation and to environmental protection, water or air pollution and similar matters.

     2.13. Sales of Securities; Exemption. Neither the Company nor anyone acting on its behalf has offered securities of the Company for sale to, or solicited any offers to buy the same from, any person or organization, in either case so as to subject the offering, issuance or sale of such securities to the registration provisions of the Securities Act or applicable state securities laws. Subject to the continuing truth and accuracy of the representations and warranties of the Investors set forth in this Agreement, the offer, sale, exchange and issuance of the Series A Preferred and the Underlying Common to the Investors as contemplated by this Agreement and the Exhibits hereto are or will be exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.14. Employees. To the Company's knowledge and belief no employee or consultant of the Company is, or is now expected to be, in violation of any term of any employment contract, non-competition agreement, restrictive covenant or any other contract or agreement with, or any other common law obligation to, a former employer, or the purchaser of any or all of the assets or business of a former employer, relating to the right of any such employee or consultant to be employed or consulted by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and to the best of the Company's knowledge, the employment of the Company's employees does not subject the Company or the Investors to any liability. Except as referenced on Schedule 2.11 hereto, to the Company's best knowledge and belief, there are neither pending nor threatened any actions, suits, proceedings or claims, or to its knowledge any basis therefor or threat thereof, with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence, nor is there any judgment, decree or order of any court or administrative agency that would interfere with the use by any employee or consultant of his or her best efforts to promote the interests of the Company or would conflict with the Company's business as proposed to be conducted. To the best of the Company's knowledge, no present or former officer, employee or consultant of the Company is in violation of any obligation relating to the use of confidential or proprietary information of the Company. None of the employees of the Company is represented by any labor union and there is no labor strike or other labor trouble with respect to the Company (including without limitation any organizational drive) nor, to the best of the Company's knowledge, is any such labor strike or trouble threatened.

     2.15. Brokers or Finders. Upon the consummation of the Closing, no Person has or will have, as a result of or in connection with the transactions contemplated by this Agreement and because of any act or omission by the Company or any of its agents, any right, interest or valid claim against or upon the Company or the Investors for any commission, fee or other compensation as a finder, broker, agent, financial advisor or other intermediary. The Company is a party to a certain consulting agreement with the Pillar Group, as referenced in
Section 1.1(d), under which the Pillar Group is entitled to certain cash and stock payments.

     2.16. Investments in Other Persons. The Company has not made any loan or advance to any Person which is outstanding on the Closing Date, nor is it committed or obligated to make any such loan or advance, nor does the Company have any material interest in any capital stock, assets or obligations of, or any financial or equity interest in, any Person other than its rights under the Spectra Acquisition Agreement.

     2.17. Transactions with Affiliates. There are no loans, leases, contracts, arrangements or continuing transactions between the Company, or to the Company's knowledge, between any customer, licensor, licensee or supplier of the Company, and any person or entity associated with the Company, in each case except as specifically contemplated herein; nor to the best of the Company's knowledge and belief does any person or entity associated with the Company own, directly or indirectly, individually or collectively, any equity interest in any Person which is a competitor, customer or supplier of the Company or have any existing contractual relationship with any such Person. A "person or entity associated with the Company" is any person who, or entity which, is a stockholder, officer or director of the Company or is a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by or is under common control with, any such stockholder, director or officer.

     2.18. Benefit Plans. Except as described in Schedule 2.18, the Company has not in the past and does not now maintain, sponsor or contribute to (a) any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," a "multiple employer welfare arrangement" or a "multi-employer plan," as those terms are defined in the Employee Retirement Income Security Act of 1974, as amended to date, ("ERISA") or (b) any bonus or incentive award or compensation plan or arrangement, severance pay policy or agreement, deferred compensation agreement or arrangement, supplemental executive retirement program, vacation plan, cafeteria plan, educational assistance plan or any other employee benefit plans, agreements or arrangements (collectively, "Employee Programs"). The Company has complied with all applicable legal requirements, including without limitation, ERISA and the provisions of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code") with respect to all Employee Programs.

     2.19. Insurance. The Company maintains valid policies of workers' compensation insurance and carries insurance covering its properties and business adequate and customary for the type and scope of its properties and business.

     2.20. Additional Representations. (a) Except as contemplated herein, since the date of the unaudited balance sheet included in the Financial Statements, the Company has not (i) entered into any material transaction, made any distribution on its capital stock, or redeemed or repurchased any of its capital stock; (ii) paid or canceled any obligations or liability, other than current liabilities paid in the ordinary course of business consistent with prior practice; (iii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business or covered by insurance; or (iv) purchased any properties or assets, except in the ordinary course of business in immaterial amounts.

     (b) No officer or key employee of the Company has advised the Company, orally or in writing, that he intends to terminate employment with the Company.

     (c) The Company is not now and has never been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Internal Revenue Code and Section 1-897-2(b) of the Regulations promulgated by the Internal Revenue Service.

3.   Representations and Warranties of the Investors.

     Each Investor, except with respect to Section 3.3 which is applicable only to each Investor who is a "U.S. Investor" as defined herein, and except with respect to Section 3.5 which is applicable only to each Investor who is an "Overseas Investor" as defined herein, hereby severally represents and warrants to the Company, solely as to itself, as follows:

     3.1. Authorization of Transaction. It has full power and authority to enter into and to perform this Agreement, the Registration Rights Agreement and the Stockholders' Agreement, in accordance with their respective terms. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockholders' Agreement have been duly authorized by all necessary action of the Investor.

     3.2. Investment Representations. It is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. It is acquiring the Series A Preferred (and any of the Underlying Common into which the Series A Preferred may be converted) for its own account, for investment and not with a view to, nor for sale in connection with, any distribution thereof, and without any present intention of selling the same. The Investor will not transfer any of the Series A Preferred or the Underlying Common in violation of the provisions of any applicable Federal or state securities law; provided, however, that nothing in this sentence shall in any way limit the rights of the Investor consistent with applicable law to sell or otherwise dispose of all or any part of its Series A Preferred or the Underlying Common.

     3.3. Restrictive Legend. Until a security issued under this Agreement to a U.S. Investor is registered under the Securities Act or unless the transfer of that security is exempt from the registration requirements of the Securities Act, all certificates evidencing that security, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED EXCEPT: (i) PURSUANT TO AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT OR (ii) IF IN THE OPINION OF COUNSEL FOR THE REGISTERED OWNER HEREOF, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, THE PROPOSED SALE, TRANSFER OR ASSIGNMENT MAY BE EFFECTED WITHOUT SUCH REGISTRATION AND WILL NOT BE IN VIOLATION OF APPLICABLE STATE SECURITIES LAWS.

Upon request of a holder of any of the Series A Shares, the Company shall remove any such legend from the certificates evidencing such Series A Shares or issue to such holder new certificates therefor free of such legend if, with such request, the Company shall have received an opinion of the holder's counsel, which opinion is reasonably satisfactory to the Company, to the effect that any transfer by such holder of such Series A Shares may be effected without registration under the Securities Act or applicable state securities laws and that the legend may be removed from the certificates evidencing such Series A Shares.

     3.4. Brokers or Finders. Upon consummation of any Closing hereunder, no Person has or will have, as a result of or in connection with the transactions contemplated by this Agreement, and because of any act or omission by the Investor or any of its agents, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder, broker, agent, financial advisor or other intermediary.

     3.5. Regulation S. It is not a "U.S. person" as defined in Rule 902(o) of Regulation S promulgated under the Securities Act of 1933, as amended.

4.   Affirmative Covenants of the Company.

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the consummation of a Qualified Public Offering or, as to any Investor, until such earlier time as that Investor owns less than twenty-five percent (25%) of the Series A Preferred (computed on an as-converted basis and including Underlying Common into which the Series A Preferred may have been converted) issued to such Investor under this Agreement, it will perform and observe, and will cause any then-existing Subsidiaries to perform and observe, the following covenants and provisions:

     4.1. Payment of Taxes and Trade Debt. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books adequate reserves with respect thereto; and pay when due or in conformity with customary trade terms all lease obligations, all trade debt and all other indebtedness incident to the operations of the Company, except such as are being contested in good faith and by proper proceedings if the Company shall have set aside on its books adequate reserves with respect thereto.

     4.2. Reporting Requirements. Furnish to each Investor the following:

          (a) As soon as available and in any event within 45 days after the end of each fiscal quarter, an unaudited balance sheet of the Company as at the end of such fiscal quarter and unaudited statements of income, changes in stockholders' equity and cash flow of the Company for the quarter then ended, compared to budget, prepared in accordance with GAAP consistently applied (other than as to preparation of footnotes required by GAAP), and fairly presenting the financial condition of the Company on the date of such statements and the results of its operations and changes in stockholders' equity and cash flow for the respective periods covered thereby, together with a management report describing the then current status of the Company and its operations and prospects;

          (b) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such fiscal year and the related audited statements of income and changes in stockholders' equity and cash flow of the Company for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, such balance sheet and such statements to be accompanied by a certificate of a nationally recognized independent "Big Six" firm of independent certified public accountants, or such other firm of independent certified public accountants satisfactory to the Investors, to the effect that such financial statements, in its opinion, fairly present the financial condition of the Company as at the end of such fiscal year and the results of its operations and changes in stockholders' equity and cash flow for such fiscal year in conformity with GAAP applied on a basis consistent with the preceding fiscal year, together with a management report describing the then current status of the Company and its operations and prospects;

          (c) Promptly upon receipt thereof, any written report submitted to the Company by its independent certified public accountants in connection with an annual or interim audit of the books of the Company made by such accountants;

          (d) Within 15 days prior to the end of each fiscal year, an annual budget for the next succeeding fiscal year (displaying anticipated monthly capital, operating expense and cash flow budgets, and projected balance sheets and statements of income) which shall have been presented to and approved by the Board of Directors within the preceding thirty
(30) days, and any revisions of such annual budget promptly upon the preparation thereof;

          (e) Copies of any significant documents relating to the material affairs of the Company delivered to any other stockholder of the Company;

          (f) Promptly after the happening thereof, notice of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company, and promptly after the commencement thereof, notice of all actions, suits, proceedings and investigations pending or threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting or relating to the Company or any subsidiary of the Company or any of its or their assets, rights or agreements; and

          (g) With reasonable promptness, such other information and data as an Investor may from time to time reasonably request.

     4.3. Inspection. Except after such time as the Company shall be a reporting company under the Exchange Act or have on file with the Commission a registration statement with respect to a Qualified Public Offering (for so long as the Company is actively working towards the effectiveness of such registration statement), permit any of the Investors and any counsel, agents or representatives thereof as may from time to time be designated by such Investor, upon reasonable request and prearrangement, to examine and make copies of and extracts from the financial records and books of account, and visit and inspect the properties, of the Company and to discuss the affairs, finances and accounts of the Company with any of its officers or directors and independent accountants; provided, however, that the Company may, as a precondition to disclosing any of its trade secrets to any of the Investors, and in its reasonable judgment, require any such Investor to execute a confidentiality agreement in form reasonably necessary to protect its interests with respect to such trade secrets.

     4.4. Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

     4.5. Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which the absence of such qualification could have a material adverse effect upon the Company. Preserve and maintain all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business.

     4.6. Licenses and Other Rights; Compliance with Laws. Use its best efforts to obtain all franchises, permits, licenses and other rights and privileges necessary to permit it to conduct its business as proposed to be conducted at any time hereafter. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business, assets or condition, financial or otherwise.

     4.7. Keeping of Records and Books of Account. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all reserves deemed necessary or advisable by the Board of Directors for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     4.8. Maintenance of Properties. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good repair, working order and condition, ordinary wear and tear excepted.

     4.9. Compliance with ERISA. Comply with all minimum funding requirements applicable to any pension, employee benefit or employee contribution plans which are subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and comply, and cause each subsidiary to comply, in all other material respects with the provisions of ERISA and the Internal Revenue Code, and the rules and regulations thereunder, which are applicable to any such plan. The Company will not allow any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company.

     4.10. Directors' and Officers' Liability Insurance. At the request of a majority of the members of the Board of Directors of the Company who are not employees of the Company, the Company shall purchase, secure and maintain directors' and officers' liability insurance in such amounts and under such terms as shall be satisfactory to such Directors.

     4.11. Further Assurance. The Company shall execute and deliver all such further instruments and documents and do all such further acts and things as the Company may be reasonably requested to do from time to time by any of the Investors in order to satisfy the conditions and carry out the provisions and purposes of this Agreement, the Registration Rights Agreement and the Stockholders' Agreement.

     4.12. Nomination of Directors. The Company shall cause the nomination as directors of any individuals designated as directors in accordance with the provisions of the Stockholders' Agreement.

     4.13. Meetings of Directors; Expenses of Directors. The Company shall hold meetings of its Board of Directors (any of which may be conducted as telephonic meetings in accordance with applicable law) not less frequently than 4 times during each calendar year. The Company shall promptly reimburse each director of the Company for all reasonable out-of-pocket expenses incurred in attending each meeting of the Board or any committee thereof.

     4.14. Board Committees. The Company will use its best efforts to ensure that, as soon as reasonably practicable after the Closing, the Compensation Committee of the Board is established and constituted as set forth in Section 1 of the Stockholders' Agreement.

5.   Negative Covenants of the Company.

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the consummation of a Qualified Public Offering or, as to any Investor, until such earlier time as that Investor owns less (computed on an as converted basis and including Underlying Common into which the Series A Preferred may have been converted) than twenty-five percent (25%) of the Series A Preferred issued to such Investor under this Agreement, neither it nor any Subsidiary will:

     5.1. Dealings with Affiliates. Without the consent of the Board of Directors, enter into any agreement or transaction, including, without limitation, any loans or extensions of credit or service agreements, with any "person or entity associated with the Company" as that term is defined in
Section 2.17 hereof (other than a Subsidiary), or any transaction in which any of such persons or entities has a direct or indirect material interest other than as a stockholder of the Company.

     5.2. U.S. Real Property Holding Corporation. Conduct its operations in such a manner as to become a "United States real property holding corporation," as defined in Section 897(c)(2) of the Internal Revenue Code and Section 1-897-2(b) of the Regulations promulgated by the Internal Revenue Service thereunder.

6.   Further Covenants of the Company.

     6.1. Reservation of Common Stock. For so long as any shares of Series A Preferred remain outstanding, the Company shall increase the authorized amount and maintain in reserve that number of shares of Common Stock necessary to accommodate the conversion into Common Stock of all issued and outstanding Series A Preferred and the exercise of all options issued under the terms of the Founder Stock Purchase Agreement.

     6.2. Indemnification. The Company shall at all times maintain provisions in its Charter and By-Laws indemnifying all directors against, and exculpating directors from, liability and providing for the advance of expenses in defense of claims, to the maximum extent permitted under the laws of the jurisdiction of its incorporation.

7.   Conditions To Investors' Obligations.

     Each of the Investors' obligations to purchase and pay for the Series A Preferred as contemplated hereby shall be subject to the performance and observance by the Company of all of the covenants, agreements and conditions specified herein to be performed or observed by it at or prior to the First Closing or the Second Closing, as may be applicable, to the truth of each of the representations and warranties of the Company as made by it herein and to the satisfaction prior to or concurrently with the First Closing of the additional conditions listed below.

     7.1. Consents and Waivers. All necessary consents, waivers, approvals, amendments and other action on the part of the Company necessary to have been obtained or effected in order to carry out the transactions contemplated by this Agreement shall have been obtained or effected.

     7.2. Certificates of Company. The Company shall have delivered to the First Round Investors a certificate or certificates, dated as of the First Closing Date, of the Secretary of the Company certifying as to (i) the resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement, the issuance to the Investors of the Series A Preferred, the execution and delivery of such other documents and instruments as may be required or contemplated by this Agreement, and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date, and (ii) the names of the officers of the Company authorized to sign this Agreement and the other documents and certificates to be delivered pursuant to this Agreement by either the Company or any of its officers, and the validity of their signatures as set forth on such certificate.

     7.3. Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true and correct on and as of the First Closing Date, and a certificate dated as of the First Closing Date and executed by the President to such effect, and to the effect that each of the conditions specified in this Section 7 shall have been satisfied as of the First Closing Date, shall have been delivered to the First Round Investors.

     7.4. Certified Governing Documents. The Company shall have delivered to the First Round Investors, prior to the First Closing Date, (i) a copy of all Charter documents of the Company certified by the Secretary of the State of Delaware; (ii) copies of the By-Laws of the Company, certified by the Clerk or any Assistant Clerk of the Company to be true, correct and complete; and (iii) certificates, as of the most recent practicable date, as to the corporate good standing of the Company issued by the Secretary of the State of Delaware and as to the good standing of the Company as a foreign corporation qualified to do business in the State of Rhode Island, issued by the Secretary of the State of Rhode Island.

     7.5. Filing of Certificate of Designation. A duly executed Certificate of Designation relating to the Preferred Stock in the form of Exhibit A hereto shall have been filed with and accepted by the Secretary of the State of Delaware, and evidence of the foregoing in form satisfactory to the First Round Investors shall have been delivered to such Investors or their representatives.

     7.6. Stockholders' Agreement. At the First Closing, the Company, each of the First Round Investors, and each of the existing stockholders of the Company shall have executed and delivered a stockholders' agreement in the form of
Exhibit 7.6 hereto (the "Stockholders'

Agreement"), which agreement shall thereafter be executed and delivered by each of the Additional Pillar Investors and the Spectra Investors at the Second Closing.

     7.7. Registration Rights Agreement. At the First Closing, the Company, each of the First Round Investors, and each of the existing stockholders of the Company shall have executed and delivered a registration rights agreement in the form of Exhibit 7.7 hereto (the "Registration Rights Agreement"), which agreement shall thereafter be executed and delivered by each of the Additional Pillar Investors and the Spectra Investors at the Second Closing.

     7.8. Opinion of Company's Counsel. All legal matters incident to the purchase of the securities shall be satisfactory to Morse Zelnick Rose & Lander LLP, counsel for IMC, and the Company's counsel shall have delivered to the First Round Investors on the First Closing Date an opinion in form and substance satisfactory to the First Round Investors, addressed to the First Round Investors and to any subsequent Additional Pillar Investors and the Spectra Investors and dated as of the First Closing Date, as to such matters as the First Round Investors and their counsel may reasonably require.

     7.9. Certificates and Legends. The restrictive legends required by Section
3.3 hereof and the Stockholders' Agreement shall have been placed on the certificates evidencing the Series A Shares, and all legends provided for under the Stockholders' Agreement shall have been placed on certificates evidencing shares of Series A Preferred and Common Stock owned by the parties thereto.

     7.10. Employment Agreements. The Company shall have entered into employment agreements with Mr. Nabil Lawandy and such other employees as may be designated by the Investors, containing such terms and conditions, including confidentiality and inventions undertakings and noncompetition covenants as may be satisfactory to the Investors.

     7.11 Assignment of IMC License. IMC shall have duly assigned to the Company all of its rights and responsibilities under that certain License Agreement dated June 18, 1996 and that certain Research Agreement dated June 28, 1996, each between HGG Laser Fare, Inc., a wholly-owned subsidiary of IMC, and Brown University, and that assignment shall, to the extent required by the terms of the license, have been duly consented to by Brown University.

8.   Preemptive Rights.

          (a) So long as there are any shares of Series A Preferred outstanding, the Company hereby grants to each Investor a right of first refusal to purchase all or any part of the Investor's pro rata share of New Securities (as defined below) which the Company may, from time to time, propose to sell or otherwise issue, subject to the terms and conditions set forth below. Each Investor's pro rata share at any time, for purposes of this Section 8, shall equal the number of New Securities proposed for sale or issuance multiplied by a fraction, the numerator of which is the number of shares of Common Stock then held by such Investor or issuable upon conversion or exercise of any Series A Preferred and any other convertible securities, options, rights or warrants then held by such Investor, and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon conversion or exercise of all then outstanding Series A Preferred and all other convertible securities, options, rights and warrants then outstanding. Each Investor shall be entitled to purchase all or any part of its pro rata share.

          (b) Each Investor shall have a right of oversubscription such that if any Investor declines to purchase all or a portion of its pro rata share (such declined shares being referred to herein as "Refused Shares"), the other Investors shall, among them, have the right to purchase the Refused Shares. Such right of oversubscription may be exercised by an Investor by accepting the Company's offer to sell New Securities, pursuant to paragraph (d) hereof, as to more than its pro rata share. If, as a result thereof, such oversubscriptions exceed the total number of Refused Shares available for sale, the Refused Shares shall be divided among the oversubscribing Investors in proportion to their respective pro rata shares.

          (c) "New Securities" shall mean any (i) shares of Common Stock; (ii) any other equity security of the Company; (iii) any debt security of the Company with an equity feature or which is a combination of debt and equity, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company; or (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company; provided, however, that the term "New Securities" does not include (i) the shares of Common Stock issuable upon conversion of the Series A Preferred; (ii) securities offered to the public in a Qualified Public Offering; (iii) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock; (iv) securities issued to any officers, directors or employees of or consultants to the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other employee stock plan or agreement approved by the Board of Directors; (v) securities issued in connection with any merger or consolidation or acquisition approved by the Board of Directors and by the holders of the Series A Preferred in accordance with the terms and conditions of the Series A Preferred; (vi) any securities issued upon the exercise of warrants to purchase Common Stock of the Company issued to Spectra Science Corporation under the terms of the Acquisition Agreement; (vii) any securities issued to Pillar Group pursuant to the Consulting Agreement or issued upon conversion of any such securities; or (viii) up to an aggregate of 264,706 shares of Common Stock pursuant to exercise of the Initial Management Options; and (ix) Founder's Options and shares of Common Stock issued upon exercise of any Founder's Options.

          (d) In the event the Company intends to issue New Securities, it shall give each Investor written notice of such intention, describing in full detail the type and number of New Securities to be issued, the price thereof and the terms upon which the Company proposes to effect such issuance. Each Investor shall have 15 days from the date of any such notice to agree to purchase all or part of its pro rata share of such New Securities for the price and upon the terms and conditions specified in the Company's notice, by giving written notice to the Company stating the quantity of New Securities to be so purchased.

          (e) In the event any Investor or Investors fail to exercise the foregoing right of first refusal with respect to any New Securities within such 30-day period, the Company may within 60 days after the end of such period sell any or all of such New Securities not agreed to be purchased by the Investors, at a price and upon terms no more favorable to the purchasers thereof than specified in the notice given to each Investor pursuant to paragraph (c) above. In the event the Company has not sold such New Securities within such 60-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Investors in the manner provided above.

          (f) For purposes of this Section 8, "Investor" shall include the general partners, officers and other affiliates of an Investor and any person who becomes a holder of Series A Shares in a transfer made in accordance with the provisions of Section 3.2 hereof; and an Investor may apportion its pro rata share among itself and such general partners, officers and other affiliates in such proportion as it deems appropriate.

          (g) In the event the Company shall propose to sell less than all the New Securities not subscribed for by Investors under Section 8(c), each Investor may in its discretion reduce the number of the New Securities so subscribed for to that number which is equal to the Investor's pro rata share multiplied by a fraction, the numerator of which is the total amount of New Securities actually sold by the Company, and the denominator of which is the total amount of New Securities initially proposed to be sold by the Company.

          (h) The rights of the Investors under this Section 8 shall terminate immediately upon the effectiveness of a registration statement filed in connection with a Qualified Public Offering.

9.   Definitions And Accounting Terms.

     9.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition Agreement" has the meaning given that term in Section 2.1 of this Agreement.

     "Additional Pillar Investors" shall have the meaning given that term in
Section 1.1(b) hereof and as set forth on Schedule 1.1.

     "Agreement" means this Series A Convertible Preferred Stock Purchase Agreement as from time to time amended and in effect among the parties, including all Exhibits and Schedules hereto.

     "By-Laws" mean the by-laws of the Company in effect on the date hereof.

     "Certificate of Designation" has the meaning given that term in Section 1.3 of this Agreement.

     "Charter" means the Certificate of Incorporation of the Company, as amended from time to time.

     "Commission" means the U.S. Securities and Exchange Commission.

     "Common Stock" means the Company's Common Stock, $.01 par value.

     "Company" refers to Spectra Acquisition Corp. and, unless the context requires otherwise, its subsidiaries.

     "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

     "First Closing" has the meaning given that term in Section 1.6(a) of this Agreement.

     "First Closing Date" has the meaning given that term in Section 1.3 of this Agreement.

     "Founder Common Stock Purchase Agreement" refers to a certain agreement regarding the purchase of Common Stock of the Company dated August 21, 1996 between the Company and Nabil Lawandy.

     "IMC" refers to Infinite Machines Corp., a Delaware corporation.

     "Investors" has the meaning given in the preamble to this Agreement.

     "Overseas Investor" shall mean any Investor who is not a "U.S. Person" as defined in Section 3.5 as set forth in Schedule 1.1 hereto.

     "Person" means any individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Pillar Group" refers to Pillar Investment Limited.

     "Pillar Consulting Agreement" refers to the agreement referenced in Section
7.11 hereof, a form of which is attached as Exhibit 7.11 hereto.

     "Purchase Price" has the meaning given that term in Section 1.1 of this Agreement.

     "Qualified Public Offering" means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act, other than on Forms S-4 or S-8, or their then equivalents, covering the offer and sale by the

Company of its Common Stock, resulting in aggregate net proceeds to the Company of at least $10,000,000 (excluding underwriting discounts and commissions) at a per share sales price of at least $3.00 (such amount to be equitably adjusted upon the occurrence of any stock split, stock dividend, combination, subdivision, reclassification or other similar event).

     "Registration Rights Agreement" has the meaning given that term in Section
7.7 of this Agreement.

     "Second Closing" has the meaning given that term in Section 1.7(b) of this Agreement.

     "Second Closing Date: has the meaning given that term in Section 1.7(b) of this Agreement.

     "Series A Preferred" means the Series A Convertible Preferred Stock, $.01 par value per share, of the Company.

     "Series A Shares" means the Series A Preferred and the Underlying Common.

     "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

     "Stockholders' Agreement" has the meaning given that term in Section 7.6 of this Agreement.

     "Underlying Common" has the meaning given that term in Section 2.3 of this Agreement.

     "U.S. Investor" shall mean the Investors so indicated on Schedule 1.1 hereto.

     9.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with U.S. generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles, unless otherwise expressly provided herein.

10.  Miscellaneous.

     10.1. Amendment. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived if the Company (i) shall obtain consent thereto in writing from the holder or holders of not less than 66 2/3% of the Series A Preferred issued and outstanding and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that no consent, unless it is unanimous, shall be effective to reduce the percentage in interest of such Series A Preferred the consent of the holders of which is required under this
Section 10.1. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     10.2. Indemnification. The Company agrees to indemnify each of the Investors against, and hold each of the Investors harmless from, any claim, liability, loss, damage, penalty, fine, cost or expense, including without limitation reasonable attorneys' fees and expenses of litigation ("Losses"), which each such Investor may incur or suffer by reason of the inaccuracy of any representation or warranty made by the Company, or the breach of any of the agreements or covenants of the Company contained herein or in any certificate or other document delivered by the Company to the Investors in accordance with the provisions hereof. The Company shall also pay all reasonable attorney's fees and costs, and court costs incurred by the Investors in enforcing the indemnification provided for in this Section 10.2, provided, however, that if more than one Investor is requesting indemnification hereunder, the Company shall be obligated to pay attorney's fees of only one counsel to represent all such Investors.

     10.3. Notices. Except as otherwise provided herein or therein, any notice or demand or other communication which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto, is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes if personally delivered, or if sent by certified or registered mail, return receipt requested, postage and charges prepaid, or by an overnight delivery service, charges prepaid, to the following addresses: if to the Company, at its address as shown on the first page hereof, or at any other address designated by the Company to each Investor (including any successor holder of the Series A Shares) in writing, with a copy to Kenneth S. Boger, Esq., Warner & Stackpole LLP, 75 State Street, Boston, Massachusetts 02109; if to an Investor, at its address shown on Schedule 1.1 hereto, or at any other address designated by such Investor (or its successor in interest to the Series A Shares) to the Company in writing, with a copy to Kenneth S. Rose, Esq., Morse Zelnick Rose & Lander LLP, 450 Park Avenue, New York, New York 10002 and to such other persons as are designated on Schedule 1.1 hereto to receive such notices, and if to an assignee of an Investor, to its address as designated to the Company in writing.

     All such notices and other communications shall be effective when personally delivered or, when mailed, four days after deposit in the mails, or one day after delivery to an overnight courier, addressed as aforesaid, unless otherwise provided herein.

     10.4. Severability. Any provision of this Agreement which is held or found to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.5. Delays or Omissions; Waiver. No delay or omission to exercise any right, power or remedy accruing to the Company, the Investors or to any holder of any securities issued or to be issued hereunder, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, the Investors or such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, of any similar breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company, the Investors or any such holder of any breach or default under this Agreement, or any waiver on the part of the Company, the Investors or any such holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to the Company, the Investors or any such holder shall be cumulative and not alternative.

     10.6. Governing Law. This Agreement shall be deemed to be a contract under the laws of the State of Delaware and shall be construed and enforced in accordance with such laws.

     10.7. Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     10.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     10.10. Survival of Representations, Warranties and Covenants. Each representation, warranty and covenant made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof, and shall continue in full force and effect so long as such representation, warranty or covenant shall by its terms have applicability.

     10.11. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Investors and each other person who shall become a registered holder of any Series A Shares, and the respective successors and assigns of the Company, the Investors and each such other person, except that the Company shall not have the right to assign its rights hereunder or any interest herein.

     10.12. Successor Holders. The rights of each Investor set forth in Sections 4.2, 4.3 and 8 shall inure to the benefit of any Person who becomes a holder of Series A Shares in a transfer made in accordance with the provisions of Section
3.2 hereof, as if such holder were an Investor hereunder.

     10.13. Reliance. The parties hereto agree that, notwithstanding any access to information by any party or any right of a party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such access and right to investigate shall nonetheless have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any schedule exhibit or other document attached hereto or referred to herein. Each of the Investors acknowledges that, based on information provided by the Company, it has made its own analysis and decisions regarding the transactions contemplated hereby and that it is not relying on any of the other Investors in executing this Agreement or consummating the transactions contemplated hereby.

     10.14. Costs and Expenses. Subject to Section 1.10 hereof, each of the parties shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the day and year first written above.

THE COMPANY:


     SPECTRA ACQUISITION CORP.



     By:____________________________________
        Name:
        Title:

THE FIRST ROUND INVESTORS:


     INFINITE MACHINES CORP.


     By:____________________________________
        Name:
        Title:



     PILLAR GROUP


     By:____________________________________
        Name:
        Title:


     INITIAL PILLAR INVESTORS


        ____________________________________
        Dr. James Thrall


        ____________________________________
        Charles N. Stolper

        SEIF FOUNDATION


        By:_________________________________
           Name:
           Title:



        HK PROPERTIES


        By:_________________________________
           Name:
           Title:



        ____________________________________
        Bassam Jabar



        ____________________________________
        Ibrahim Muhanna



        ____________________________________
        Tracey Wong



        ____________________________________
        Mark Goldberg



        ____________________________________
        Kathleen Domaszewicz

ADDITIONAL PILLAR INVESTORS:

        ____________________________________


             By:____________________________
                Name:
                Title:


THE SPECTRA INVESTORS:

        ____________________________________


             By:____________________________
                Name:
                Title:

                                                                       Exhibit B

                             STOCKHOLDERS' AGREEMENT

     STOCKHOLDERS' AGREEMENT, made as of August 23, 1996 (the "Agreement") by and among Spectra Acquisition Corp., a Delaware corporation with a principal office at 300 Metro Center Boulevard, Warwick, Rhode Island 02886 (the "Company"), the current holder of Common Stock of the Company identified on Exhibit A hereto (the "Existing Stockholder"), the current holders of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred") identified on Exhibit A hereto (the "Initial Series A Holders") and those additional holders of Series A Preferred (the "Additional Series A Holders") who may be added as parties hereto from time to time in accordance with the terms of this Agreement. The Existing Stockholder, the Initial Series A Holders and the Additional Series A Holders are hereinafter collectively referred to as "Holders."

     WHEREAS, as of the date hereof the Series A Holders have purchased an aggregate of 3,136,000 shares of Series A Preferred, which is convertible into Common Stock of the Company in accordance with the terms of the Company's Certificate of Incorporation (the "Charter"), pursuant to the terms of a Series A Convertible Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") and in reliance upon the agreements of the Company and the Holders hereinafter set forth; and

     WHEREAS, the Company and the Holders wish to confirm their agreements by entering into this Stockholders' Agreement, and each considers the provisions contained herein to be in his, her or its best interest and in the best interests of the Company;

     NOW, THEREFORE, In consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

     Section 1. Board of Directors.

          In all elections of Directors of the Company held during the term of this Agreement (whether at a meeting or by written consent in lieu of a meeting), each of the Holders unconditionally agrees to vote all shares of the Company's Common Stock, Series A Preferred and any other voting securities of the Company now owned or hereafter acquired or controlled by him, her or it, whether by purchase, conversion of other securities, exercise of rights, warrants or options, stock dividends or otherwise (collectively, the "Stock"), and otherwise to use his or its respective best efforts:

          (i) to maintain a Board of Directors of five members;

          (ii) for the election to the Board of Directors of one nominee designated by the holders of a majority of the Common Stock issued under the Founder Common Stock Purchase Agreement dated August 21, 1996 between the Company and the Founder referenced therein, which designee shall initially be Nabil Lawandy;

          (iii) for election to the Board of Directors of two nominees of Infinite Machines Corp. ("IMC"), who shall initially be Clifford G. Brockmyre and Carle Conway, and one nominee of Pillar Investments Limited ("Pillar"), who shall initially be Nasser Menhall (collectively, the "Series A Directors");

          (iv) for the election to the Board of Directors of one individual recommended by the Chief Executive Officer of the Company who is not an employee of or consultant to, and who is otherwise independent from, the Company and who is acceptable to a majority of the other directors (the "Independent Director"); and

          (v) to nominate and appoint one of the IMC designated Directors, the Pillar designated Director and the Independent Director to the Compensation Committee of the Board of Directors, with jurisdiction over such matters (including, without limitation, review and approval of the Chief Executive Officer's compensation and compensation recommendations made by the Company's Chief Executive Officer with respect to other employees) as are delegated by the full Board of Directors in accordance with the Company's By-laws.

     Each Stockholder above who shall have the right to designate one or more Directors shall inform the Company and the other Holders of the identity of his or its designee or designees at least fifteen days prior to the date of any stockholder's meeting for which proxies are solicited by the Company and at which Directors are proposed to be elected, and in the case of meetings for which proxies are not being solicited, orally at or prior to the commencement of the meeting.

     No Holder shall vote to remove any member of the Board of Directors of the Company designated in accordance with the foregoing provisions of this Section 1, other than for cause, unless the person or persons entitled to nominate or approve that Director shall so vote or otherwise consent, and, if the person or persons so entitled to nominate or approve shall so vote or otherwise consent, then all Holders shall vote likewise.

     The obligation of the Holders to vote their stock in favor of the designees of IMC shall terminate at such time as IMC owns or controls less than 25% of the Series A Preferred (calculated on an as-if-converted basis, and including any shares of Common Stock into which the Series A Preferred may have been converted) issued to it under the Purchase Agreement. The obligation of the Holders to vote their stock in favor of the designee of Pillar shall terminate at such time as the Pillar Investors identified on Exhibit A hereto own or control in the aggregate less than 25% of the Series A Preferred (calculated as above) issued in the aggregate to them under the Purchase Agreement.

     Section 2. Right of First Refusal on Dispositions By Holders.

     (a) No Holder shall sell, assign or otherwise transfer or agree to sell, assign or otherwise transfer any shares of Stock held or beneficially owned by such Holder to any third party (the "Proposed Transferee"), unless in each such case the Holder (an "Offering Holder") shall have first offered to sell those shares (the "Offered Shares") to the Initial Series A Holders and the

Additional Series A Holders (collectively, the "Offeree Holders"), on terms and conditions, including price, not less favorable to the Company and to the Offeree Holders than those on which the Offering Holder proposes to sell such Offered Shares to the Proposed Transferee, in accordance with this Section 2. Any sale, assignment or other transfer contrary to the provisions of this Agreement shall be void, and shall not be recorded on the Company's stock transfer records. In the event of any attempt to make such a transfer, the Company shall continue to treat the purported transferor as the owner of the Stock purported to be transferred for all purposes, including without limitation, voting and dividend rights.

     (b) The Offering Holder shall give notice to the Company and to the Offeree Holders in writing of the Offering Holder's intention to sell the Offered Shares (the "Notification"), specifying the number of shares of Stock proposed to be transferred and the price and terms of the proposed transfer (the "Terms") and offering to sell the Offered Shares to the Offeree Holders on the Terms specified.

     (c) Each Offeree Holder shall have the absolute right (subject to the last sentence of this subsection (c)), by delivery of written notice to the Company, the Offering Holder and each other Offeree Holder (as hereinafter provided) to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of shares of Series A Preferred then owned by such Offeree Holder (computed on as-if-converted basis, including any shares of Common Stock into which any Series A Preferred has been converted) and the denominator of which shall be the aggregate number of shares of Common Stock outstanding (with all shares of Series A Preferred included on an as-if-converted basis). The amount of Offered Shares that each Offeree Holder is entitled to purchase under this
Section 2(c) shall be referred to as its "Pro Rata Fraction." Notwithstanding the foregoing, no Offeree Holder shall have the right to purchase any of the Offered Shares unless all of the Offered Shares are subscribed for by the Offeree Holders under this Section 2.

     (d) The Offeree Holders shall have a right to oversubscription such that if any Offeree Holder declines to purchase its Pro Rata Fraction, the other Offeree Holders shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by an Offeree Holder by accepting the offer of the Offered Shares as to more than its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Offeree Holders shall be reduced with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

     (e) The notice to be provided by an Offeree Holder under Section 2(c) hereof shall state the number of Offered Shares the Offeree Holder desires to purchase. The notice shall be delivered in person or mailed to the Offering Holder, the Company, and each other Offeree Holder within 10 days of the date of the Notification. Such notice shall, when taken in conjunction with the Notification, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to an Offeree Holder's right to purchase more than its Pro Rata Fraction and to the condition that all of the Offered Shares be fully subscribed for by the Offeree Holders). Sales of the Offered Shares to be sold to purchasing Offeree Holders pursuant to this Section 2 shall be made at the offices of the Company on the 45th day following the date of the Notification (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Offering Holder's delivery to each purchasing Offeree Holder of a certificate or certificates evidencing the Offered Shares to be purchase by it, duly endorsed for transfer to such purchasing Offeree Holder, against payment to the Offering Holder of the purchase price therefor by such purchasing Offeree Holder.

     (f) If the Offeree Holders do not subscribe to purchase all of the Offered Shares, the Offering Holder shall not be required to sell any of the Offered Shares to the Offeree Holders hereunder; and in such event all (but not less than all) of the Offered Shares may be sold by the Offering Holder to the Proposed Transferee at any time within 90 days after the date the Notification was made, subject to the provisions of this Section 2. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than the Terms specified in the Notification. If the Offered Shares not sold within the 90 day period, they shall again be subject to the requirements of a prior offer pursuant to this Section 2. Subject to the provisions of Section 3 hereof, if Offered Shares are sold pursuant to this Section 2 to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall be subject to the restrictions imposed by this Section 2.

     (g) Notwithstanding any other provisions of this Section 2, each Holder shall be entitled to transfer, without compliance with this Section 2, shares of Stock held by it:

          (i) to the trustees of a trust revocable by such Holder alone, the beneficiaries of which consist solely of the Holder and transferees enumerated in subsection (iv) below;

          (ii) in the case of a Holder who is an individual, to his guardian or conservator;

          (iii) in the case of a deceased Holder, to his executors or administrators or to trustees under his will;

          (iv) in the case of a Holder who is an individual, or his guardian, conservator or trustee under an inter vivos trust, or his executors, administrators or trustees under his will, to the Holder's spouse, to any of his children or their issue (or to custodians for the benefit of minor children or issue) or to the Holder's parents or siblings;

          (v) to its partners or other equity owners or to a liquidating trust or similar entity established for the purpose of holding its assets prior to distribution to its partners or other equity owners;

          (vi) to any entity which is controlled by or under common control with such Holder; or

          (vii) in the case of any Holder who is or becomes an employee of the Company, to the Company in accordance with written agreements entered into in connection with the original issuance of Stock to such Holder (or the grant of a right to acquire such Stock) giving the Company a right of first refusal or a right to repurchase such Stock;

Each such transferee is referred to herein as a "Permitted Transferee." All such Permitted Transferees (other than the Company pursuant to clause (vii) above) shall remain subject to the terms of this Agreement and shall be deemed to be "Holders" for purposes hereof.

     Section 3. Right to Participate in Sales.

     Upon compliance by an Offering Holder with the provisions of Section 2(a) through 2(c) hereby and prior to any transfer under Section 2(e) hereof, the Offering Holder shall provide each Offeree with written notice (the "Transfer Notice") of, and the opportunity to participate in, such transfer upon the same terms as set forth in the original Notification under Section 2(b). Any Offeree which elects to participate in such transfer shall notify the Offering Holder not later than fifteen days after receipt of the Transfer Notice, specifying the number of shares of Stock which such Offeree desires to transfer. The Offering Holder will not transfer any shares of Stock pursuant to Section 2(e) in such transaction unless the transferee thereof at the same time purchases from each Offeree Holder who elects to participate in the transfer as aforesaid at least the lesser of (1) the number of shares of Stock set forth in such Offeree Holder's notice to the Offering Holder or (2) that number of shares computed by multiplying the total number of shares of Stock to which the proposed transfer relates by a fraction, the numerator of which is the aggregate number of shares of Stock owned by such Offeree Holder and the denominator of which is the aggregate number of shares of Stock owned by all Offeree Holders.

     Section 4. Miscellaneous.

     Section 4.1. Specific Performance; Other Rights. The Company and the Holders recognize that the rights of the parties under this Agreement are unique, and accordingly the Holders shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. Without limiting the generality of the foregoing, if any transfer of shares of Stock of a Holder is made or attempted to be made in contravention of the provisions of this Agreement, the other Holders shall have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. Except as provided herein, this Agreement is not intended to limit or abridge any rights of the parties which may exist apart from this Agreement.

     Section 4.2. Stock Legend. Each certificate for shares of Stock subject to this Agreement shall have endorsed, stamped or written thereon a legend which shall read substantially as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS, VOTING RESTRICTIONS AND OTHER PROVISIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT DATED AS OF AUGUST 23, 1996 (COPIES OF WHICH ARE AVAILABLE AT THE OFFICES OF THE COMPANY FOR EXAMINATION)."

     Section 4.3. Termination. This Agreement shall terminate on the earliest to occur of (a) the closing of the sale of shares of Common Stock of the Company in a Qualified Public Offering, as defined in the Purchase Agreement (and shall not apply to any Stock being sold as part of such offering), (b) such time as none of the Series A Preferred and the Common Stock into which the Series A Preferred is convertible is outstanding.

     Section 4.4. Notices, Etc. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or sent by overnight courier or mailed by certified mail, postage prepaid, addressed (a) if to the Company, to the Chief Executive Officer at the address first set forth above, with a copy to Warner & Stackpole LLP, 75 State Street, Boston, Massachusetts 02109, Attn: Kenneth S. Boger, Esquire; (b) if to any Holder, to the address set below its name on Exhibit A hereto; and (c) if to any other person who becomes subject to the terms of this Agreement, to his address as the same may appear in the records of the Company, and to the Company. Each of the parties may change his, her or its notice address as referenced above by notice to each of the other parties delivered as aforesaid.

     Section 4.5. Entire Agreement. The parties hereto agree that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter.

     Section 4.6. Waivers and Further Agreements. Any waiver of any terms or conditions of this Agreement shall not be effective unless given in a writing signed by the party against whom such waiver is sought to be enforced, nor shall it operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No such waiver, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived, and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

     Section 4.7. Further Assurances. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     Section 4.8. Amendments. This Agreement may not be amended, nor shall any waiver be effected except by an instrument in writing executed by the holders of a majority of the Stock, which vote shall include the holders of 66 2/3% of the Series A Preferred (on an as-if-converted basis, and including shares of Common Stock into which any Series A Preferred may have been converted) then owned or controlled by a Holder hereunder.

     Section 4.9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

     Section 4.10. Severability. If any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein, and such provision shall be reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     Section 4.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

     Section 4.12. Additional Parties. The Company may issue additional shares of Series A Preferred to persons or entities not initially parties to this Agreement (the "Additional Series A Holders") under the terms of the Purchase Agreement or under the terms of a certain Consulting Agreement which the Company proposes to enter into with Pillar. Each Additional Series A Holder shall execute a counterpart of this Agreement and upon such execution this Agreement, including Exhibit A hereto which shall be modified accordingly and distributed to each Holder hereunder, shall be deemed to have been amended to add such additional Series A Holder as a party hereto with all rights and obligations of the other Holders hereunder.

     Section 4.13. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 4.14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     Section 4.15. Rhode Island Courts. Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such Federal or State court or courts located in the State of Rhode Island as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Rhode Island and the service of process by registered mail, return receipt requested, or by any other manner provided by law.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal as of the date first above written.


THE COMPANY:                        SPECTRA ACQUISITION CORP.


                                    By:____________________________________
                                       Name:
                                       Title:


THE SERIES A HOLDERS:               INFINITE MACHINES CORP.


                                    By:____________________________________
                                       Name:
                                       Title:



                                    _______________________________________
                                    Dr. James Thrall



                                    _______________________________________
                                    Charles N. Stolper


                                    SEIF FOUNDATION


                                    By:____________________________________
                                       Name:
                                       Title:


                                    HK PROPERTIES


                                    By:____________________________________
                                       Name:
                                       Title:

                                    _______________________________________
                                    Bassam Jabar



                                    _______________________________________
                                    Ibrahim Muhanna



                                    _______________________________________
                                    Tracey Wong



                                    _______________________________________
                                    Mark Goldberg



                                    _______________________________________
                                    Kathleen Domaszewicz


                      [THIS SPACE LEFT INTENTIONALLY BLANK]

                        [ADDITIONAL SIGNATURES TO FOLLOW]

ADDITIONAL SERIES A
HOLDERS:

                                    By:____________________________________
                                       Name:
                                       Title:


ADDITIONAL MANAGEMENT
HOLDERS:


                                    By:____________________________________
                                       Name:
                                       Title:


THE EXISTING STOCKHOLDER:           _______________________________________
                                    Nabil Lawandy